INVESTMENT AGREEMENT

         INVESTMENT AGREEMENT (this "AGREEMENT"), dated as of January 23, 2004 by and between Nova Communications, Ltd., a Nevada corporation (the "Company"), and Dutchess Private Equities Fund, L.P., a Delaware limited partnership (the "Investor").

         Whereas, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to Twenty Million Dollars ($20,000,000) to purchase the Company's Common Stock, .001 par value per share (the "Common Stock");

         Whereas, such investments will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the "1933 Act"), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

         Whereas, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (as amended from time to time, the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

Section 1.  DEFINITIONS.
            -----------

         As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

         "1933 Act" shall have the meaning set forth in the preamble, above.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as it may be amended.

         "Affiliate" shall have the meaning specified in Section 5(h), below.

         "Agreement" shall mean this Investment Agreement.

         "Best Bid" shall mean the highest posted bid price of the Common Stock.

         "Buy In" shall have the meaning specified in Section 6, below.

         "Buy In Adjustment Amount" shall have the meaning specified in Section
6.

         "Closing" shall have the meaning specified in Section 2(h).

         "Closing Date" shall mean seven (7) Trading Days following the Put Notice Date.

         "Common Stock" shall have the meaning set forth in the preamble to this Agreement.

         "Control" or "Controls" shall have the meaning specified in Section
5(h).

         "Covering Shares" shall have the meaning specified in Section 6.

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
         "Effective Date" shall mean the date the SEC declares effective under the 1933 Act the Registration Statement covering the Securities.

         "Environmental Laws" shall have the meaning specified in Section 4(m), below.

         "Execution Date" shall mean the date indicated in the preamble to this Agreement.

         "Indemnitiees" shall have the meaning specified in Section 11, below.

         "Indemnified Liabilities" shall have the meaning specified in Section 11, below.

         "Ineffective Period" shall mean any period of time that the Registration Statement or any Supplemental Registration Statement (as defined in the Registration Rights Agreement) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined in the Registration Rights Agreement) for any reason (or in the event the prospectus under either of the above is not current and deliverable) during any time period required under the Registration Rights Agreement.

         "Investor" shall have the meaning indicated in the preamble of this Agreement.

         "Major Transaction" shall have the meaning specified in Section 2(g), above.

         "Material Adverse Effect" shall have the meaning specified in Section 4(a).

         "Maximum Common Stock Issuance" shall have the meaning specified in
Section 2(i).

         "Minimum Acceptable Price" with respect to any Put Notice Date shall mean 75% of the lowest closing bid prices for the fifteen Trading Day period immediately preceding such Put Notice Date.

         "Open Period" shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier to occur of (i) the date which is thirty six (36) months from the Effective Date; and (ii) termination of the Agreement in accordance with Section 9, below.

         "Payment Amount" shall have the meaning specified in Section 2(m), below.

         "Pricing Period" shall mean the period beginning on the Put Notice Date and ending on and including the date that is five (5) Trading Days after such Put Notice Date.

         "Principal Market" shall mean the American Stock Exchange, Inc., the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board, the Nasdaq National Market System or the Nasdaq SmallCap Market, whichever is the principal market on which the Common Stock is listed.




                                                        Investment Agreement - 2

         "Prospectus" shall mean the prospectus, preliminary prospectus and supplemental prospectus used in connection with the Registration Statement.

         "Purchase Amount" shall mean the total amount being paid by the Investor on a particular Closing Date to purchase the Securities.

         "Purchase Price" shall mean ninety-five percent (95%)of the lowest closing Best Bid price of the Common Stock during the Pricing Period.

         "Put Amount" shall have the meaning set forth in Section 2(b) hereof.

         "Put Notice" shall mean a written notice sent to the Investor by the Company stating the Put Amount of Shares the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date.

         "Put Notice Date" shall mean the Trading Day immediately following the day on which the Investor receives a Put Notice, however a Put Notice shall be deemed delivered on (x) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 9:00 am Eastern Time, or (y) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:00 am Eastern Time on a Trading Day. No Put Notice may be deemed delivered on a day that is not a Trading Day.

         "Put Restriction" shall mean the days between the end of the Pricing Period and the date on which the Investor deems the Put closed. During this time, the Company shall not be entitled to deliver another Put Notice.

         "Registration Period" shall have the meaning specified in Section 5(c), below.

         "Registration Rights Agreement" shall have the meaning set forth in the recitals, above.

         "Registration Statement" means the registration statement of the Company filed under the 1933 Act covering the Common Stock issuable hereunder.

         "Related Party" shall have the meaning specified in Section 5(h).

         "Repurchase Event" shall have the meaning specified in Section 2(m).

         "Resolution" shall have the meaning specified in Section 8(e).

         "SEC" shall mean the U.S. Securities & Exchange Commission.

         "SEC Documents" shall have the meaning specified in Section 4(f).

         "Securities" shall mean the shares of Common Stock issued pursuant to the terms of the Agreement.

         "Shares" shall mean the shares of the Company's Common Stock.

         "Sold Shares" shall have the meaning specified in Section 6.

         "Subsidiaries" shall have the meaning specified in Section 4(a).

         "Trading Day" shall mean any day on which the Principal Market for the Common Stock is open for trading, from the hours of 9:30 am until 4:00 pm.


                                                        Investment Agreement - 3

         "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement, and each of the other agreements entered into by the parties hereto in connection with this Agreement.

         "Valuation Event" shall have the meaning specified in Section 2(j).


Section 2.  PURCHASE AND SALE OF COMMON STOCK.

         (a) Purchase and Sale of Common Stock. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of Twenty Million Dollars ($20,000,000).

         (b)  Delivery of Put Notices.

                  (i) Subject to the terms and conditions of the Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the Put Amount which the Company intends to sell to the Investor on a Closing Date. The Put Notice shall be in the form attached hereto as Exhibit B and incorporated herein by reference. The amount that the Company shall be entitled to Put to the Investor in any single Put Notice (the "Put Amount") shall be equal to, at the Company's election, either: (a) two hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the ten (10) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing Best Bid prices immediately preceding the Put Date, or (b) one hundred thousand $100,000; provided that in no event will the Put Amount be more than One Million Dollars ($1,000,000) with respect to any single Put. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price for the Common Stock identified in the Put Notice shall be equal to 95% of the lowest closing Best Bid price of the Common Stock during the Pricing Period.

                  (ii) If any closing bid price during the applicable Pricing Period with respect to that Put Notice is less than 75% of the lowest closing Best Bid prices of the Common Stock for the fifteen Trading Days prior to the Put Notice Date (the "Minimum Acceptable Price"), the Put Notice will terminate at the Company's request. In the event that the closing bid price for the applicable Pricing Period is less than the Minimum Acceptable Price, the Company may elect, by sending written notice to the Investor to cancel the Put Notice.

                  (iii) Within seven calendar days prior the commencement of each calendar quarter occurring subsequent to the commencement of the Open Period, the Company shall undertake to notify Investor as to its reasonable expectations as to the Put Amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision may be cured by notifying the Investor at any time as to the Company's reasonable expectations with respect to the current calendar quarter.

         (c) Interest. It is the intention of the parties that any interest that may be deemed to be payable under this Agreement shall not exceed the maximum amount permitted under applicable law. If any applicable law sets the maximum interest amount, and any payment required under this Agreement exceeds such limit, then: (i) any such interest shall be reduced by the amount

                                                        Investment Agreement - 4
necessary to reduce the interest to the legally permitted limit; and (ii) any sums already collected (if any) from a party which exceed the legally permitted limits will be refunded to such party.

         (d) Investor's Obligation to Purchase Shares. Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase from the Company during the related Pricing Period that number of Shares having an aggregate Purchase Price equal to the lesser of (i) the Put Amount set forth in the Put Notice, and (ii) 20% of the aggregate trading volume of the Common Stock during the applicable Pricing Period times (x) 95% of the lowest closing bid prices of the Company's Common Stock during the specified Pricing Period, but only if said Shares bear no restrictive legend, are not subject to stop transfer instructions, pursuant to Section 2(h), prior to the applicable Closing Date.


         (e) Limitation on Investor's Obligation to Purchase Shares. In no event shall the Investor purchase Shares (whether from the Company or in public or private secondary transactions) other than pursuant to this Agreement until such date as this Agreement is terminated.

         (f) Conditions to Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares at a Closing (as defined in Section 2(h)) unless each of the following conditions are satisfied:

                  (i) a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

                  (ii) at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of five consecutive Trading Days during the Open Period or one day during a Pricing Period, and the Company shall not have been notified of any pending or threatened proceeding or other action to de-list or suspend the Common Stock;

                  (iii) the Company has complied with its obligations and is otherwise not in breach of a material provision of, or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been corrected prior to delivery of the Put Notice Date;

                  (iv) no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

                  (v) the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the events described in clauses (i) through (v) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

                                                        Investment Agreement - 5

         (g) Major Transaction. For purposes of this Agreement, a "Major Transaction" shall be deemed to have occurred upon the closing of any of the following events: (i) the consolidation, merger or other business combination of the Company with or into another person (other than pursuant to a migratory merger effected solely for the purposes of changing the jurisdiction of incorporation of the Company or other than a transaction in which the Company is the surviving corporation); (ii) the sale or transfer of all or substantially all of the Company's assets; or (iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than 50% of the economic interest in, or the combined voting power of all classes of voting stock of, the Company.

         (h) Mechanics of Purchase of Shares by Investor. Subject to the satisfaction of the conditions set forth in Sections 2(f), 7 and 8, the closing of the purchase by the Investor of Shares (a "Closing") shall occur on the date which is no later than seven Trading Days following the applicable Put Notice Date (each a "Closing Date"). Prior to each Closing Date, (i) the Company shall deliver to the Investor pursuant to the this Agreement, certificates representing the Shares to be issued to the Investor on such date and registered in the name of the Investor; and (ii) the Investor shall deliver to the Company the Purchase Price to be paid for such Shares, determined as set forth in accordance with the terms of this Agreement. In lieu of delivering physical certificates representing the Securities and provided that the Company's transfer agent then is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Investor, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities by crediting the account of the Investor's prime broker (which shall be specified by the Investor a reasonably sufficient time in advance) with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

         The Company understands that a delay in the issuance of Securities beyond the Closing Date could result in economic loss to the Investor. After the Effective Date, as compensation to the Investor for such loss, the Company agrees to pay late payments to the Investor for late issuance of Securities (delivery of Securities after the applicable Closing Date) in accordance with the following schedule (where "No. of Days Late" is defined as the number of days beyond the Closing Date):

         Late Payment For Each
         No. of Days Late                   $10,000 of Common Stock
         ----------------                   -----------------------

                  1                                  $100
                  2                                  $200
                  3                                  $300
                  4                                  $400
                  5                                  $500
                  6                                  $600
                  7                                  $700
                  8                                  $800
                  9                                  $900
                  10                                 $1,000
                  Over 10                   $1,000 + $200 for each
                                            Business Day late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to issue and deliver the Securities to the Investor, except to the extent that such late payments shall constitute payment for and offset any such actual damages alleged by the Investor, and any Buy In Adjustment Amount.

                                                        Investment Agreement - 6

         (i) Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock (the "Maximum Common Stock Issuance"), unless the issuance of Shares, in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Amended and Restated Certificate of Incorporation of the Company, if such issuance of shares of Common Stock could cause a delisting on the Principal Market. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2(i).

         (j) For the purpose of this Agreement, the term "Valuation Event" means the Company taking any of the following actions at any time during a Pricing
Period:

                  (i) the subdivision or combinations of the Company's Common Stock;

                  (ii) the payment of a dividend or any other distribution with respect to shares of the Company's Common Stock;

                  (iii) the issuance of any options or other rights to subscribe for or purchase Common Stock ("Options") or any securities convertible into or exchangeable for Common Stock ("Convertible Securities"), the price per share for which Common Stock is shall be less than the bid price in effect immediately prior to such issuance of such Options or Convertible Securities;

                  (iv) the issuance of shares of Common Stock other than as provided in the foregoing subsections (i) through (iii), at a price per share less, or for other consideration lower, than the bid price in effect immediately prior to such issuance, or without consideration; or

                  (v) the distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (i) through (iv)).

         (k) The Company agrees that it shall not take any action that would result in a Valuation Event occurring during a Pricing Period.

         (l) Procedure if Material Facts are Reasonably Believed to be Untrue or are Omitted. In the event after such consultation the Investor or the Investor's counsel reasonably believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading,
(i) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, or (ii) if the Company disputes the existence of any such material misstatement or omission, and in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter ("Agreed Upon Procedures Report")

                                                        Investment Agreement - 7
outlining the performance of such "agreed upon procedures," which shall not require any more than the SAS 71 review described above as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter.

         (m) Delisting; Suspension. If at any time during the Open Period or within 30 calendar days after the end of the Open Period; (i) the Registration Statement, after it has been declared effective, shall not remain effective and available for sale of all the Registrable Securities for a period exceeding 10 calendar days; (ii) the Common Stock shall not be listed on the Principal Market or shall have been suspended from trading thereon (excluding suspensions of not more than one trading day resulting from business announcements by the Company) or the Company shall have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock; (iii) there shall have occurred a Major Transaction (as defined in Section 2(g)) or the public announcement of a pending Major Transaction which has not been abandoned or terminated; or (iv) the Registration Statement is no longer effective or stale for a period of more than five Trading Days as a result of the Company's failure to timely file its financial statements or for any other reason, the Company shall repurchase, within 30 calendar days of the occurrence of one of the events listed in clauses (i), (ii), (iii) or (iv) above (each a "Repurchase Event") and subject to the limitations imposed by applicable federal and state law, all or any part of the Securities issued to the Investor within the 60 Trading Days preceding the occurrence of the Repurchase Event and then held by the Investor at a price per Share equal to the highest closing bid price during the period beginning on the date of the Repurchase Event and ending on and including the date on which the Investor is paid by the Company for the repurchase of the Shares (the "Payment Amount"). If the Company fails to pay to the Investor the full aggregate Payment Amount within ten calendar days of the occurrence of a Repurchase Event, the Company shall pay to the Investor, on the first Trading Day following such tenth calendar day, in addition to and not in lieu of the Payment Amount payable by the Company to the Investor, an amount equal to 2% of the aggregate Payment Amount then due and payable to the Investor, in cash by wire transfer, plus compounded annual interest of 18% on such Payment Amount during the period, beginning on the day following such tenth calendar day, during which such Payment Amount, or any portion thereof, is outstanding.

         (n) Governmental or Criminal Actions. During the Open Period, the Company or any of its management or board of directors ("Insiders") shall not be the cause for an investigation by any governmental agencies whether foreign or domestic. All Insiders shall also not be charged with any criminal activities whether it be foreign or domestic, securities related or non-securities related for the Open Period.

Section 3.  INVESTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS.
            ----------------------------------------------------

         The Investor represents and warrants to the Company, and covenants, that:

         (a) Sophisticated Investor. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (i) evaluating the merits and risks of an investment in the Securities and making an informed investment decision; (ii) protecting its own interest; and (iii) bearing the economic risk of such investment for an indefinite period of time.

         (b) Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         (c) Section 9 of the 1934 Act. During the term of this Agreement, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock. The Investor agrees not to short, either directly or

                                                        Investment Agreement - 8
indirectly through its affiliates, principals or advisors, the Company's common stock during the term of this Agreement.

         (d) Accredited Investor. Investor is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D of the 1933 Act.

         (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of Partnership Agreement or other organizational documents of the Investor.

         (f) Opportunity to Discuss. The Investor has had an opportunity to discuss the business, management and financial affairs of the Company with the Company's management to a level of satisfactory conditions for this type of investment.

         (g) Investment Purposes. The Investor is purchasing the Securities for its own account for investment purposes and not with a view towards distribution and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).

         (h) No Registration as a Broker or Dealer. The Investor is not and will not be required to be registered as a "broker or "dealer" under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

         (i) Good Standing. The Investor is a Limited Partnership, duly organized, validly existing and in good standing in the State of Delaware.

(j) Tax Liabilities. The Investor understands that it is liable for its own tax liabilities.

         (k) Regulation M. The Investor will comply with Regulation M under the 1934 Act, if applicable

Section 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
            ---------------------------------------------

         Except as set forth in the Schedules attached hereto, or as disclosed on the Company's SEC Documents, the Company represents and warrants to the Investor that:

         (a) Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, and has the requisitecorporate power and authorization to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 1 and 4(b), below).

         (b) Authorization; Enforcement; Compliance with Other Instruments.

                  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, and each of the other agreements entered into by

                                                        Investment Agreement - 9
         the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof.

                  (ii) The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders.

                  (iii) The Transaction Documents have been duly and validly executed and delivered by the Company.

                  (iv) The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, .001 par value per share, of which as of the date hereof, 233,531,458 shares are issued and outstanding; 10,000,000 shares of Preferred Stock, no par value per share outstanding; (as of December 2, 2003) shares of reserved for issuance pursuant to options, warrants and other convertible securities. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in the Company's publicly available filings with Periodic Filings, or as disclosed in Schedule 4(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities; (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement);
(v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (viii) there is no dispute as to the classification of any shares of the Company's capital stock. The Company has furnished to the Investor, or the Investor has had access through EDGAR to, true and correct copies of the Company's Amended and Restated Certificate of Incorporation, as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

         (d) Issuance of Shares. The Company has reserved 150,000,000 Shares which have been duly authorized and reserved for issuance (subject to adjustment pursuant to the Company's covenant set forth in Section 5(f) below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot register a sufficient number of Shares for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance

                                                       Investment Agreement - 10
the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.

         (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 4(e), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed in Schedule 4(e), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

         (f) SEC Documents; Financial Statements. Since at least November 24th, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Investor or its representatives, or they have had access through EDGAR to, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its

                                                       Investment Agreement - 11
operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

         (g) Absence of Certain Changes. Except as set forth in the SEC Documents, the Company does not intend to change the business operations of the Company. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

         (h) Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

         (i) Acknowledgment Regarding Investor's Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

         (j) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the SEC Documents, since November 24, 2003, no event, liability, development or circumstance has occurred or exists, or to the Company's knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

         (k) Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.

         (l) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth the SEC Documents, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or

                                                       Investment Agreement - 12
other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on the SEC Documents, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

         (m) Environmental Laws. The Company and its Subsidiaries (i) are, to the knowledge of management of the Company, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have, to the knowledge of management of the Company, received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance, to the knowledge of the Company, with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

         (n) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

         (o) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         (p) Regulatory Permits. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

         (q) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or

                                                       Investment Agreement - 13
specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (r) No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

         (s) Tax Status. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required byany jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         (t) Certain Transactions. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         (u) Dilutive Effect. The Company understands and acknowledges that the number of Shares issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The Board of Directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue Shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

         (v) Right of First Refusal. The Company shall not, directly or indirectly, without the prior written consent of Investor offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its Common Stock or securities convertible into Common Stock at a price that is less than the market price of the Common Stock at the time of issuance of such security or investment (a "Subsequent Financing") for a period of one year after the Effective Date, except (i) the continued issuance by the Company of the convertible promissory notes described in Schedule 4 (c), (ii) the granting of options or warrants to employees, officers, directors and consultants, and the issuance of Shares upon exercise of options granted, under any stock option plan heretofore or hereafter duly adopted by the Company or for services rendered or to be rendered; (iii) Shares issued upon exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible debenture or convertible preferred stock, in each case disclosed pursuant to Section 4(c);
(iv) securities issued in connection with the capitalization or creation of a joint venture with a strategic partner; (v) Shares issued to pay part or all of the purchase price for the acquisition by the Company of another entity (which, for purposes of this clause (iv), shall not include an individual or group of individuals); and (vi) Shares issued in a bona fide public

                                                       Investment Agreement - 14
offering by the Company of its securities, unless (A) the Company delivers to Investor a written notice (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto; and (B) Investor shall not have notified the Company by 5:00 p.m. (New York time) on the fifth Trading Day after its receipt of the Subsequent Financing Notice of its willingness to provide, subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If Investor shall fail to notify the Company of its intention to enter into such negotiations within such time period, then the Company may effect the Subsequent Financing substantially upon the terms set forth in the Subsequent Financing Notice; provided that the Company shall provide Investor with a second Subsequent Financing Notice, and Investor shall again have the right of first refusal set forth above in this Section, if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty Trading Days after the date of the initial Subsequent Financing Notice. The rights granted to Investor in this Section are not subject to any prior right of first refusal given to any other person disclosed on Schedule 4(c).

         (w) Lock-up. The Company shall cause its officers, insiders, directors, affiliates or other related parties to refrain from selling Common Stock during each Pricing Period.

         (x) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock offered hereby.

         (y) No brokers, finders or financial advisory fees or commissions will be payable by the Company with respect to the transaction contemplated by this Agreement other than described in Section 12 (m) of this Agreement.

Section 5.  COVENANTS OF THE COMPANY
            ------------------------

         (a) Best Efforts. The Company shall use commercially reasonable efforts timely to satisfy each of the conditions to be satisfied by it as provided in
Section 7 of this Agreement.

         (b) Blue Sky. The Company shall, at its sole cost and expense, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of such states of the United States, as reasonably specified by Investor, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.

         (c) Reporting Status. Until the earlier to occur of (i) the first date which is after the date this Agreement is terminated pursuant to Section 9 and on which the Holders (as that term is defined in the Registration Rights Agreement) may sell all of the Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto); and (ii) the date on which (A) the Holders shall have sold all the Securities; and (B) this Agreement has been terminated pursuant to Section 9 (the "Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as a reporting company under the 1934 Act.

         (d) Use of Proceeds. The Company will use the proceeds from the sale of the Shares (excluding amounts paid by the Company for fees as set forth in the Transaction Documents) for general corporate and working capital purposes or for other purposes deemed fit by the Company's Board of Directors.

         (e) Financial Information. The Company agrees to make available to the Investor via EDGAR or other electronic means the following to the Investor during the Registration Period: (i) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any Registration Statements or amendments filed

                                                       Investment Agreement - 15
pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries;
(iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (iv) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc., unless such information is material nonpublic information.

         (f) Reservation of Shares. Subject to the following sentence, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of Shares of Common Stock to provide for the issuance of the Securities hereunder. In the event that the Company determines that it does not have a sufficient number of authorized Shares to reserve and keep available for issuance as described in this Section 5(f), the Company shall use its best efforts to increase the number of authorized Shares by seeking shareholder approval for the authorization of such additional shares.

         (g) Listing. The Company shall promptly secure and maintain the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 5(g).

         (h) Transactions With Affiliates. The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two (2) years, shareholders who beneficially own five percent (5%) or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a "Related Party"), except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly,
(i) has a five percent (5%) or more equity interest in that person or entity,
(ii) has five percent (5%) or more common ownership with that person or entity,
(iii) controls that person or entity, or (iv) is under common control with that person or entity. "Control" or "Controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

         (i) Filing of Form 8-K. On or before the date which is three Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents in the form required by the 1934 Act, if such filing is required.

         (j) Corporate Existence. The Company shall use its best efforts to preserve and continue the corporate existence of the Company.

                                                       Investment Agreement - 16

         (k) Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Securities and shall not deliver any Put Notice during the continuation of any of the following events:
(i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

         (l) Reimbursement. If (i) Investor becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person (other than as a result of a breach of the Investor's representations and warranties set forth in this Agreement); or (ii) Investor becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents (other than as a result of a breach of the Investor's representations and warranties set forth in this Agreement), or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Investor is a named party, the Company will pay to Investor the charges, as reasonably determined by Investor, for the time of any officers or employees of Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Investor and any such affiliate and any such person.

Section 6. COVER.
           -----

         If the number of Shares represented by any Put Notices become restricted or are no longer freely trading for any reason, and after the applicable Closing Date, the Investor purchases, in an open market transaction or otherwise, the Company's Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the "Sold Shares"), which delivery such Investor anticipated to make using the Shares represented by the Put Notice (a "Buy-In"), the Company shall pay to the Investor the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (a) the Investor's total purchase price (including brokerage commissions, if any) for the Covering Shares over (b) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Investor in

                                                       Investment Agreement - 17
immediately available funds immediately upon demand by the Investor. By way of illustration and not in limitation of the foregoing, if the Investor purchases Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to the Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Investor will be $1,000.


Section 7.  CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.
            ----------------------------------------------

         The obligation hereunder of the Company to issue and sell the Securities to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a) The Investor shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

         (b) The Investor shall have delivered to the Company the Purchase Price for the Securities being purchased by the Investor at the Closing (after receipt of confirmation of delivery of such Securities) by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

         (c) The representations and warranties of the Investor shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to such Closing Date.

         (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (e) No Valuation Event shall have occurred since the applicable Put Notice Date.


Section 8.  FURTHER CONDITIONS OF THE INVESTOR'S OBLIGATION TO PURCHASE.
            -----------------------------------------------------------

         The obligation of the Investor hereunder to purchase Securities is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.

         (a) The Company shall have executed each of the Transaction Documents and delivered the same to the Investor.

         (b) The Common Stock shall be authorized for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to the Company's delivery of the Put Notice related to such Closing).

         (c) The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for (i) representations and warranties that speak as of a specific date and (ii) with respect to the representations made in Sections 4(g), (h) and (j) and the third sentence of Section 4(k) hereof, events which occur on or after the date of this Agreement and are disclosed in SEC filings made by the Company at least ten Trading Days prior to the applicable Put Notice
Date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the

                                                       Investment Agreement - 18

Company on or before such Closing Date. The Investor may request an update as of such Closing Date regarding the representation contained in Section 4(c) above.

         (d) The Company shall have executed and delivered to the Investor the certificates representing, or have executed electronic book-entry transfer of, the Securities (in such denominations as such Investor shall request) being purchased by the Investor at such Closing.

         (e) The Board of Directors of the Company shall have adopted resolutions consistent with Section 4(b)(ii) above (the "Resolutions") and such Resolutions shall not have been amended or rescinded prior to such Closing Date.

         (f) reserved.

         (g) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (h) The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration statement shall be in effect or shall be pending or threatened. Furthermore, on each Closing Date (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

         (i) At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

         (j) If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 2(i).

         (k) The conditions to such Closing set forth in Section 2(f) shall have been satisfied on or before such Closing Date.

         (l) The Company shall have certified to the Investor the number of Shares of Common Stock outstanding when a Put Notice is given to the Investor.


Section 9.  TERMINATION.
            -----------

This Agreement shall terminate upon any of the following events:

         (i) when the Investor has purchased an aggregate of Twenty Million Dollars ($20,000,000) in the Common Stock of the Company pursuant to this Agreement; provided that the Company's representations, warranties and covenants contained in this Agreement insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive the termination of this Agreement for the period of any applicable statute of limitations;

         (ii) on the date which is thirty-six (36) months after the Effective Date;

         (iii) if the Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for

                                                       Investment Agreement - 19
the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing, or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property or an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law, or an order for the dissolution, winding up or liquidation of the Company, or if any such petition shall be filed against the Company;

         (iv) if the Company shall issue or sell any equity securities or securities convertible into, or exchangeable for, equity securities or enter into any other equity financing facility during the Open Period, other than in compliance with Section 4(v);

Section 10.  SUSPENSION.
             -----------
This Agreement shall be suspended upon any of the following events, and shall remain suspended until such event is rectified:

         (i) the trading of the Common Stock is suspended by the SEC, the Principal Market or the NASD for a period of five consecutive Trading Days during the Open Period;

         (ii) the Company shall not have filed with the SEC the initial Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the initial Registration Rights Agreement within 60 calendar days of the date hereof or the Registration Statement has not been declared effective within 180 calendar days of the date hereof; or

         (iii) The Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market. Upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

Section 11. INDEMNIFICATION.
            ---------------
In consideration of the parties mutual obligations set forth in the Transaction Documents, each of the parties (in such capacity, an "Indemnitor") shall defend, protect, indemnify and hold harmless the the other and all of the other party's shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Indemnitor or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or obligation of the Indemnitor contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to Indemnitor which is specifically intended for use in the preparation of any such Registration Statement, preliminary prospectus, prospectus or amendments to the prospectus. To the extent that the foregoing undertaking by the Indenitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Indemnitor may have, and any liabilities the Indemnitor or the Indemnitees may be subject to.


Section 12.  GOVERNING LAW; MISCELLANEOUS.
             ----------------------------

                                                       Investment Agreement - 20

         (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Boston, County of Suffolk, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         (b) Legal Fees; and Miscellaneous Fees. Except as otherwise set forth in the Transaction Documents, the Company shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by either the Company or by the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities.

         (c) Counterparts. This Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         (d) Headings; Singular/Plural. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

         (e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         (f) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

         (g) Notices. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or

                                                       Investment Agreement - 21
electronically generated and kept on file by the sending party); or (iii) one
(1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Nova Communications, LTD
                  370 Amapola Ave
                  Suite 202
                  Torrance, CA  90501
                  Telephone:        800-831-7139
                  Facsimile:        800-450-5157

         With Copy to:

                  Robert C. Laskowski
                  Attorney at Law
                  520 SW Yamhill, Suite 600
                  Portland, OR 97204-1329
                  Telephone: (503) 241-0780
                  Facsimile:  (503) 227-2980




         If to the Investor:
                  Dutchess Private Equities fund, LP
                  312 Stuart Street
                  Boston, MA  02116
                  Telephone:        617-960-3582
                  Facsimile:        617-960-3772

         Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number.

         (h) No Assignment. This Agreement may not be assigned.

         (i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         (j) Survival. The representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in Section 11, shall survive each of the Closings and the termination of this Agreement.

         (k) Publicity. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-B, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the 1933 Act or the 1934 Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

                                                       Investment Agreement - 22

         (l) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (m) Placement Agent. The Company agrees to pay J. Alexander Securities, Inc. 523 West 6th Street, Los Angeles, California 90014, a registered broker-dealer, $10,000. The $10,000 shall be payable from 1% (one percent) of the Put Amount on each draw toward the fee. J. Alexander Securities, Inc. will also act as an unaffiliated broker-dealer. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify and hold harmless the Investor, their employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses incurred in respect of any such claimed or existing fees, as such fees and expenses are incurred.

         (n) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         (o) Remedies. The Investor and each holder of the Shares shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorneys fees and costs, and to exercise all other rights granted by law.

         (p) Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         (q) Pricing of Common Stock. For purposes of this Agreement, the bid price of the Common Stock in this Agreement shall be as reported on Bloomberg.com.







                                      * * *


                                                       Investment Agreement - 23

                                          SIGNATURE PAGE OF INVESTMENT AGREEMENT

         The signature of the authorized representative of the on this Signature Page evidences the Company's agreement to be bound by the terms and conditions of the Investment Agreement and the Registration Rights Agreement as of the date first written above.

         The undersigned signatory hereby certifies that he has read and understands the Investment Agreement, and the representations made by the Company in this Investment Agreement are true and accurate, and on behalf of the Company, agrees to be bound by its terms.



                                    DUTCHESS PRIVATE EQUITIES FUND, L.P.
                                         BY ITS GENERAL PARTNER,
                                         DUTCHESS CAPITAL MANAGEMENT, LLC



                                         By:/s/ DOUGLAS H. DEIGHTON
                                           Douglas H. Leighton, Managing Member



NOVA COMMUNICATIONS, LTD..



By /s/ KENNETH OWEN
   Kenneth Owen, Chief Executive Officer




























                                                       Investment Agreement - 24

                                LIST OF EXHIBITS
                                -----------------


EXHIBIT A                 Registration Rights Agreement
EXHIBIT B                 [reserved]
EXHIBIT C                 Broker Representation Letter
EXHIBIT D                 Board Resolution
EXHIBIT E                 Put Notice
EXHIBIT F                 Put Settlement Sheet


                                LIST OF SCHEDULES
                                -----------------

Schedule 4(a)                 Subsidiaries
Schedule 4(c)                 Capitalization
Schedule 4(e)                 Conflicts
Schedule 4(g)                 Material Changes
Schedule 4(h)                 Litigation
Schedule 4(l)                 Intellectual Property
Schedule 4(n)                 Liens
Schedule 4(t)                 Certain Transactions




































                                                       Investment Agreement - 25

                                    EXHIBIT A


























































                                                       Investment Agreement - 26

                                    EXHIBIT B


























































                                                       Investment Agreement - 27

                                    EXHIBIT C

                              [BROKER'S LETTERHEAD]




Date
Via Facsimile

Attention:

----------------------

----------------------

----------------------

                          Re: Nova Communications, Ltd.

Dear __________________:

It is our understanding that the Form______ Registration Statement bearing SEC File Number ( ___-______) filed by Nova Communications, Ltd.on Form _____ on __________, 2003 was declared effective on _________, 2003.

This letter shall confirm that ______________ shares of the common stock of Nova Communications, Ltd. are being sold on behalf of __________________ and that we shall comply with the prospectus delivery requirements set forth in that Registration Statement by filing the same with the purchaser.

If you have any questions please do not hesitate to call.

Sincerely,



----------------------



cc:  .


















                                                       Investment Agreement - 28

                                    EXHIBIT D



























































                                                       Investment Agreement - 29

                                    EXHIBIT E

Date:

RE: Put Notice Number __

Dear Mr. Leighton,
This is to inform you that as of today, Nova Communications, Ltd., a Nevada corporation (the "Company"), hereby elects to exercise its right pursuant to the Investment Agreement to require Dutchess Private Equities Fund, LP. to purchase shares of its common stock. The Company hereby certifies that:

The amount of this put is $__________.

The Pricing Period runs from ________ until _______.

The current number of shares issued and outstanding as of the Company are:

--------------------


Regards,


________________________Kenneth Owen
Nova Communications, Ltd.

































                                                       Investment Agreement - 30

                                    EXHIBIT F


                              PUT SETTLEMENT SHEET



Date:

Ken,

Pursuant to the Put given by Nova Communications, Ltd. to Dutchess Private Equities Fund, L.P. on_________________ 200x, we are now submitting the amount of common shares for you to issue to Dutchess.

Please have a certificate baring no restrictive legend totaling __________ shares issued to Dutchess Private Equities Fund, LP immediately and send via DWAC to the following account:

XXXXXX

If not DWAC eligible, please send Fedex Priority Overnight to:

XXXXXX

Once these shares are received by us, we will break have the funds wired to the Company.

Regards,
Douglas H. Leighton







                            Date                           Price
   Date of Day 1                                           Closing Bid of Day 1
   Date of Day 2                                           Closing Bid of Day 2
   Date of Day 3                                           Closing Bid of Day 3
   Date of Day 4                                           Closing Bid of Day 4
   Date of Day 5                                           Closing Bid of Day 5
   Lowest 1 (one) Closing Bid in Pricing Period
   Put Amount
   Amount Wired to Company
   Purchase Price (95% (ninety-five percent))
   Amount of Shares Due




The undersigned has completed this Put as of this ___th day of _________, 20xx.

Nova Communications, Ltd.
--------------------------------
Kenneth Owen, CEO


                                                       Investment Agreement - 31

                           SCHEDULE 4(a) SUBSIDIARIES



























































                                                       Investment Agreement - 32

                          SCHEDULE 4(c) CAPITALIZATION



   THE COMPANY HAS ISSUED CONVERTIBLE PROMISSORY NOTES IN THE AGGREGATE AMOUNT OF $425,000. THE NOTES ARE CONVERTIBLE INTO COMMON STOCK OF THE COMPANY AT A
   PRICE PER SHARE EQUAL TO 60% OF THE CLOSIGN BID PRICE PER SHARE ON THE OTC
             BULLETIN BOARD ON THE DATE OF A NOTICE OF CONVERSION.



















































                                                       Investment Agreement - 33

                             SCHEDULE 4(e) CONFLICTS


























































                                                       Investment Agreement - 34

                         SCHEDULE 4(g) MATERIAL CHANGES


























































                                                       Investment Agreement - 35

                            SCHEDULE 4(h) LITIGATION


























































                                                       Investment Agreement - 36

                       SCHEDULE 4(l) INTELLECTUAL PROPERTY


























































                                                       Investment Agreement - 37

                               SCHEDULE 4(n) LIENS


























































                                                       Investment Agreement - 37

                       SCHEDULE 4(t) CERTAIN TRANSACTIONS



























































                                                       Investment Agreement - 38